PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this "Pledge Agreement") is made as of March 6, 2015, by and between COMSTOCK MINING INC., a corporation organized and existing under the laws of Nevada (the "Pledgor"), and AURAMET INTERNATIONAL LLC, a limited partnership organized under the laws of the State of Delaware ("Holder").

RECITALS

WHEREAS, the Pledgor owns 100% of the outstanding Shares (as defined below) of the Issuer (defined below);

WHEREAS, it is a condition precedent to the Holder making any loans to the Pledgor under that certain Secured Promissory Note and Guaranty, dated on or about the date hereof (the "Note"), that the Pledgor execute and deliver to the Holder this Pledge Agreement ;

WHEREAS, the Pledgor wishes to pledge and grant a security interests in favor of the Holder as herein provided.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Note. Terms used herein and not defined in the Note or otherwise defined herein that are defined in the UCC have such defined meanings therein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

"Issuer" means Comstock Mining LLC, a limited liability company organized and existing under the laws of Nevada.

"Pledged Collateral" is defined in Section 2.1.

"Pledged Shares" means all Shares of the Issuer now owned or after acquired by Pledgor. "Shares" means shares of limited liability company membership units.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided , if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Holder in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

2.	Pledge of Shares, etc.

2.1.    Pledge of Shares. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all the

Obligations, the Pledgor hereby pledges, assigns, grants a security interest in all of the following (collectively, the "Pledged Collateral"):

(a)all of the Shares of the Issuer of every class owned or held by Pledgor;

(b)(i) all payments or distributions whether in cash, property or otherwise, at any time owing or payable to the Pledgor on account of its interest as a member in the Issuer; (ii) all of such Pledgor's rights and interests under the operating agreement, including all voting and management rights and all rights to grant or withhold consents or approvals; (iii) all of Pledgor's rights of access and inspection to and use of all books and records of the Issuer; (iv) all other rights, interests, property or claims to which the Pledgor may be entitled in its capacity as a member of the Issuer; and (v) all proceeds of any of the foregoing;

(c)all additional Shares of the Issuer from time to time acquired by Pledgor, and any certificates, if applicable, representing such additional Shares; and

(d)all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares.

2.2.    Waiver of Certain Operating Agreement Provisions. The Pledgor irrevocably waives any and all of its rights under those provisions of the operating agreement of the Issuer and the laws under which the Issuer has been organized, that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any security interest or lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such security interest or lien or (b) otherwise conflict with the terms of this Pledge Agreement. To the extent that this provision is inconsistent with the terms of the operating agreement, such operating agreement shall be deemed to be amended so as to be consistent with the terms of this Section 2.2. The Pledgor irrevocably consents to the grant of the security interest provided for herein and to the Holder or its nominee becoming a member in such limited liability company (including succeeding to any management rights appurtenant thereto), pursuant to a disposition thereof in connection with (or in lieu of) an exercise of remedies pursuant to Section 8 hereof; provided that such successor member then agrees in writing to be bound by, and a party to, the operating agreement.

3.Security for Obligations. This Pledge Agreement and the security interest in and pledge of the Pledged Collateral hereunder are made with and granted to the Holder as security for the payment and performance in full of all the Obligations.

4.Distributions Paid to Holder. Any sums or other property paid or distributed upon or with respect to any of the Pledged Shares, whether by dividend or redemption or upon the liquidation or dissolution of the Issuer thereof or otherwise, shall, except to the limited extent provided in Section 7, be paid over and delivered to the Holder to be held by the Holder as security for the payment and performance in full of all of the Obligations. Pursuant to the recapitalization or reclassification of the capital of the Issuer thereof or pursuant to the reorganization thereof, in the event that any distribution of capital shall be made on or in respect of any of the Pledged Shares or any property shall, except to the limited extent provided in Section 7, be distributed upon or with respect to any of the Pledged Shares, the property so distributed shall be delivered to the Holder to be held by the Holder as security for the Obligations. Except to the limited extent provided in Section 7 all sums of money and property paid or distributed in respect of the Pledged Shares, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by a Pledgor shall, until paid or delivered to the Holder, be held in trust for the Holder as security for the payment and performance in full of all of the Obligations.

5.	Representations and Warranties. The Pledgor hereby represents and warrants that:

(a)Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Pledged Shares, subject to no pledges, Liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Pledge Agreement ;

(b)each Pledged Share is validly issued, fully paid and non-assessable (or the equivalent thereof, as applicable);

(c)no Pledged Shares are evidenced by any certificate unless such certificate, together with a duly executed transfer power or other instrument of transfer (each in form and substance satisfactory to the Holder) duly executed in blank, has been delivered to the Holder;

(d)as of the Closing Date, no Shares of the Issuer held and owned by Pledgor are represented by certificates; and

(e)the pledge, grant of a security interest in, and delivery of the Pledged Collateral owned by such Pledgor pursuant to this Pledge Agreement will create a valid first priority Lien on and in the Pledged Collateral owned by such Pledgor, and the proceeds thereof, securing the payment and performance of the Obligations.

6.Covenants.    So long as the Holder has any comm itment under the Note or any Obligations under and as defined in the Note, the Pledgor covenants and agrees that such Pledgor:

(a)will not (i) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of the Holder, (ii) create or permit to exist any Lien or encumbrance upon or with respect to any of the Pledged Collateral other than the Lien in favor of the Holder hereto or (iii) amend or permit to be amended in any respect the articles of organization and the operating agreement of the Issuer in which such Pledgor holds Shares in the event such change would be adverse to the Holder. Ifany Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 6, the security interest of the Holder shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and such Pledgor will deliver any proceeds thereof to the Holder to be held as Pledged Collateral hereunder (it is acknowledged and agreed that the delivery of any such proceeds shall not be deemed a waiver of any Default arising as a result of the sale, transfer or other disposal of the Pledged Collateral in violation of this Section 6).

(b)shall, at the Pledgor's own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as the Holder from time to time may reasonably req uest in order to ensure to Holder the benefits of the Lien in and to the Pledged Collateral intended to be created by th is Pledge Agreement.

(c)shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Holder thereon against the claim of any other Person.

(d)will not permit Article 8 of the UCC of any applicable jurisd iction to govern the Pledged Shares of such Issuer and shall not permit the Pledged Shares of such Issuer to be certificated or otherwise evidenced by a "security certificate"(as that term is used in Article 8 of the UCC) unless in each case such Pledgor delivers such security certificate, together with a duly executed transfer power or other instrument of transfer (in form and substance satisfactory to the Holder) executed in blank, promptly (but in any event within one Business Day after receipt thereof) to the Holder or otherwise causes the Holder's security interest therein to be perfected by "control" under the UCC.

(e)will not permit or authorize the issuance of additional Shares unless upon the issuance of such Shares, such Shares shall be pledged pursuant to the terms of this Agreement and the Pledgor shall immediately (i) deliver to the Holder a duly executed Pledge Agreement Supplement, in form and substance satisfactory to the Holder, identifying such add itional Shares, and (ii) deliver or otherwise cause the transfer of such additional Shares (including any certificates and duly executed transfer powers or other instruments of transfer executed in blank and in form and substance satisfactory to the Holder) to the Holder.

7.Dividends, Voting, etc., Prior to Maturity. So long as no Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Pledged Shares, to vote the Pledged Shares and to give consents, waivers and ratifications in respect of the Pledged Shares; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of the Note or any of the other Loan Documents. All such rights of the Pledgor to receive cash dividends shall cease in case a Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Pledged Shares shall, at the Holder's option, as evidenced by the Holder's notifying the Pledgor of such election, cease in case a Default shall have occurred and be continuing.

8.	Remedies.

8.1.    In General. If a Default shall have occurred and be continu ing, the Holder shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in add ition to the rights and remed ies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Holder deems expedient:

(a)if the Holder so elects and gives notice of such election to the Pledgor, the Holder may vote any or all shares of the Pledged Shares (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Holder so elects, for the liquidation of the assets of the Issuer thereof, and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Holder the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to do so);

(b)the Holder may demand, sue for, collect or make any compromise or settlement the Holder deems suitable in respect of any Pledged Collateral;

(c)the Holder may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places,

at such time or times and to such entities or other persons as the Holder thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

(d)the Holder may cause all or any part of the Pledged Shares to be transferred into its name or the name of its nominee or nominees;

(e)if the Holder so elects and gives notice of such election to the Pledgor, the Holder may exercise all membership rights, powers and privileges to the same extent as the Pledgor is entitled to exercise such rights, powers and privileges; and

(f) the Holder may set off or otherwi se apply or cred it against the Obligations any and all sums deposited with it or held by it.

8.2.    Sale of Pledged Collateral. In the event of any sale or other disposition of the Pledged Collateral as provided in clause (c) of Section 8.1 and to the extent that any notice thereof is required to be given by law, the Holder shall give to the Pledgor at least ten ( I 0) Business Days ' prior authenticated notice of the time and place of any public sale or other disposition of the Pledged Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten ( I 0) Business Days' prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Holder may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Holder may buy or otherwise acquire any part or all of the Pledged Collateral at any public sale or other disposition and if any part or all of the Pledged Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Holder may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Holder may apply the cash proceeds actually received from any sale or other disposition to the reasonabl e expenses of retaki ng, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Holder in attempting to collect the Obligations or to enforce this Pledge Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Pledge Agreement, and then to the Obligations in such order or preference as the Holder may determine after proper allowance for Obligations not then due. Only after such applications, and after payment by the Holder of any amount required by Section 9-608(a)(l )(C) or Section 9-6 l 5(a)(3) of the UCC, need the Holder account to the Pledgor for any surplus.

8.3.    Private Sales. The Pledgor recognizes that the Holder may be unable to effect a public sale or other disposition of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933 (the "Securities Act"), federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Holder shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other appl icable laws, even if the Issuer would agree to do so. Subject to the foregoing, the Holder agrees that any sale of the Pledged Shares shall be made i n a commercially reasonable manner, and the Pledgor agrees to use its best efforts to cause the Issuer of the Pledged Shares contemplated to be sold, to execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all at such Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Holder, advisable to exempt such Pledged Shares from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Holder, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use its best efforts to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Holder shall designate and, if required, to cause the Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

8.4.    Pledgor's Agreements, etc. The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Pledged Shares pursuant to this Section 8 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regu lations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor's expense; provided however Pledgor is not required to register the sale of Pledged Shares with the Securities and Exchange Commission under the Securities Act. The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Holder that the Holder has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against such Pledgor by the Holder and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

9.Pledgor's Obligations Not Affected; Waiver of Suretyship Defenses. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Holder of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Pledge Agreement);
(b)any amendment to or modification of the Note, the other Loan Documents or any of the Obligations ;
(c)any amendment to or modification of any instrument (other than this Pledge Agreement) securing any of the Obligations, including, without limitation, any of the Security Agreements; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing, the Pledgor hereby generally waiving all suretyship defenses to the extent applicable.

10.Further Assurances. The Pledgor will do all such acts, and will furnish to the Holder all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Holder may reasonably request from time to time in order to give full effect to this Pledge Agreement and to secure the rights of the Holder hereunder, all without any cost or expense to the Holder. The Pledgor hereby irrevocably authorizes the Holder at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Pledged Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. The Pledgor agrees to furnish any such information to the Holder promptly upon request.

11.No Waiver, etc. Neither this Pledge Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Pledge Agreement and to the provisions so modified or limited, and executed by the Holder and the Pledgor. No act, failure or delay by the Holder shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Holder of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Note).

12.Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 11(f) of the Note.

13.Termination. The security interest created hereunder shall terminate when the Obligations of the Pledgor under the Note have been fully satisfied, at which time the Holder shall execute and deliver to Pledgor, or to such person or persons as Pledgor shall reasonably designate, all UCC termination statements and similar documents prepared by Pledgor at its expense which Pledgor shall reasonably request to evidence such termination. If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Note, then the Holder, at the request and sole expense of the Pledgor, shall execute and deliver to Pledgor all releases or other documents reasonably necessary or desirable for the release of the liens created hereby on the Pledged Collateral.

14.Overdue Amounts. Until paid, all amounts due and payable by the Pledgors hereunder shall be a debt secured by the Pledged Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Note.

15.Governing Law. This Pledge Agreement shall be governed by the laws of the State of New York.

16.Miscellaneous. The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof. This Pledge Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and its respective successors and assigns, and shall inure to the benefit of the Holder and its respective successors and assigns. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable , the validity of all other terms hereof shall be in no way affected thereby, and this Pledge Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Pledge Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Holder have caused this Pledge Agreement to be executed as of the date first above written .

PLEDGOR:

HOLDER :

COMSTOCK MINING INC.

By: /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President + CEO

AURAMET INTERANATIONAL LLC

By: /s/ James Verraster, III
Name: James Verraster
Title: Director

The undersigned Issuer hereby jo ins in the above Pledge Agreement for the sole purpose of consenting to and being bound by the provisions of Section 4.1, Section 7 and Section 8 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Holder and the Pledgor in carrying out such provisions .

ISSUER:

COMSTOCK MINING LLC

By: /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Managing Member